EXHIBIT 5

                              ROBERT BRANTL, ESQ.
                               322 Fourth Street
                              Brooklyn, NY 11215
                                 718-768-6045

January 26, 2005

Headliners Entertainment Group, Inc.
501 Bloomfield Avenue
Montclair, NJ 07042

Gentlemen:

I am submitting this letter to be filed as an exhibit to the Registration Statement on Form SB-2/A (Amendment No. 3) which Headliners Entertainment Group, Inc. proposes to file with the Securities and Exchange Commission registering 383,333,324 shares of common stock for resale by the selling shareholders.

I am of the opinion that all corporate proceedings have been taken so that the shares, if and when sold by the selling shareholders, will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

                                          Yours,

                                          /s/ Robert Brantl
                                          -------------------
                                          Robert Brantl